Exhibit 99.1

Ms. Briana Erickson Phone: 800-611-3388 www.PhytoMedical.com	PhytoMedical Technologies, Inc. 100 Overlook Drive, 2nd Floor Princeton, NJ 08540

News Release

PhytoMedical Signs a Letter of Intent (LOI) with a Leading Chinese Research Services Organization to Advance Brain Cancer Drug Candidate

PhytoMedical signs a Letter of Intent (LOI) with Shanghai Medicilon Inc., a premier Chinese preclinical contract research company to advance PhytoMedical’s anti-cancer compound

Princeton, NJ – April 15 2010 – PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), a developer of ‘D11B’, an anti-cancer compound shown in early studies to inhibit the growth of difficult-to-treat brain cancer, today announced that the Company has entered into a Letter of Intent (LOI)  with Shanghai Medicilon, Inc.

Founded in 2004, Shanghai Medicilon provides drug discovery contract research services to pharmaceutical and biotech companies around the world.  Managed by a team of scientists formally of US-based pharmaceutical and biotechnology companies, Medicilon has been recognized as one of the top drug discovery contract research organizations in China.   “An alliance with Shanghai Medicilon would be an important first step towards a long-term relationship, while expanding PhytoMedical’s developmental and commercialization capabilities on a broader geographic scale,” stated Dr. Lynch, President and CEO of PhytoMedical Technologies.

The overall goal envisioned is for Medicilon to conduct IND-enabling studies under current Good Laboratory Practice (cGLP) on PhytoMedical’s lead drug (D11B) at no cost to PhytoMedical.  PhytoMedical and Medicilon will seek a Chinese pharmaceutical company to partner with us to financially support the services provided by Medicilon.  In exchange for providing financial support, PhytoMedical will grant an exclusive license to the Chinese pharmaceutical partner to develop and market ‘D11B’ within China.  As a service provider, Medicilon would not assume rights to any intellectual property in the collaboration. The Chinese partner and PhytoMedical will be responsible for submission of the IND package to their respective regulatory agencies.

“Our partnership with Medicilon is the first step towards expanding PhytoMedical’s global reach for our key anti-cancer drug candidate, D11B.  We look forward to working with the Medicilon team to advance this very exciting anti-cancer compound,” stated Dr. Lynch.

PhytoMedical’s Brian Cancer Compound: Encouraging Early Results

Nearly two years ago, PhytoMedical initiated early testing of several anti-cancer compounds modeled on the science of bis-intercalation, a process by which compounds bind to the DNA of a cancer cell and prevent its replication, which in turn can eventually result in the death of the cancer cell.

Encouraging results from these important in vivo efficacy and toxicity tests were announced in February 2009, after the Company’s patented anti-cancer compound, ‘D11B’, was administered to specimens with difficult-to-treat human brain cancer (SF295 glioblastoma xenografts) and, according to researchers, proved to be least toxic and extremely effective in controlling the growth of SF295 human glioblastoma xenografts.

In all cases where specimens were treated for human glioblastoma brain cancer using PhytoMedical’s patented compound, researchers reported: a significant reduction in tumor size; prolonged lifespan of 46%-plus for the treated group versus the control group; notably enhanced chemotherapeutic effect of the compound;  and even observed “tumor cured” in one of the specimens with the deadly glioblastoma cancer.

Interpreting the data collected from these important efficacy and toxicity tests, researchers favorably surmised that PhytoMedical’s anti-cancer compound may “…have its selectivity in killing SF295 human glioblastoma cells.”  In contrast, broad anti-cancer treatments may be less effective and carry greater risks and side-effects than compounds with the key ability to selectively target and kill specific cancer cells -- an important consideration for the treatment of cancers in vital organs such as the brain, where glioblastoma is exhibited.

Glioblastoma is the most common and aggressive form of brain cancer, and is often highly-resistant to chemotherapy and other conventional treatments, meaning there is no current cure.  Additionally, surgical removal such as complete resection of the tumor in combination with the most current and aggressive treatments continues to result in low survival rates.

About Shanghai Medicilon Inc.

Medicilon was founded in 2004 with the explicit purpose of providing fully integrated pharmaceutical services to the global pharmaceutical community. The company’s integrated drug discovery and development services are specially designed to help clients develop their research and discovery programs from the initial idea stage to the IND filing phase.

Shanghai Medicilon Inc. has been recognized as one of the top drug discovery contract research organizations (CROs) in China and is managed by a team of scientists with many years of experience in US-based pharmaceutical and biotechnology companies.

The company is headquartered in Zhangjiang High-Tech Park in Shanghai, China, with an additional US facility in Chicago. Medicilon occupies more than 200,000 square feet of lab space and has about 400 employees across biology, chemistry and preclinical research. Over 60% of the company’s employees have PhD and MS degrees, and more than 10% of scientists have advanced degrees and work experiences in western countries.

In 2008, Shanghai Medicilon spun off preclinical operations and formed a joint venture with MPI Research, Mattawan, Michigan. The new company is founded as Medicilon-MPI Preclinical Research and is located in Shanghai.

For additional information, please visit www.mediciloninc.com, www.medicilon-mpi.com

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

For additional information, please visit www.PhytoMedical.com

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that PhytoMedical will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.   Securities & Exchange Commission at http://www.sec.gov.   The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.